UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2005

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-32613	77-0559897
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2 Lower Ragsdale Drive, Monterey, California	93940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 333-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On September 7, 2005, the Company’s Board of Directors, upon the recommendation of management, concluded that that the Company’s previously issued financial statements as of and for the year ended December 31, 2004 and the quarter ended March 31, 2005 should not be relied upon and should be restated. Based on current estimates and as more fully described in the press release attached as Exhibit 99.1, the Company’s operating (pre-tax) income for fiscal year 2004 will be reduced by approximately $500,000 to $600,000. The majority of the expected adjustments to fiscal year 2004 operating (pre-tax) income is believed to be due to adjustments to the timing of when certain accruals were recorded and is currently expected to reverse in fiscal year 2005.

Management has discussed the matters disclosed in this Item 4.02(a) with the Company’s independent registered public accounting firm.

A copy of the press release relating to these matters is attached as Exhibit 99.1 and is hereby incorporated by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 13, 2005, Diane Kayser resigned as Chief Financial Officer of the Company, the Company’s principal financial officer and principal accounting officer. The Company’s Board of Directors is currently searching for a new Chief Financial Officer. As previously announced, the Company has engaged a consultant to oversee day-to-day accounting and finance matters.

A copy of the press release relating to these matters is attached as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Excelligence Learning Corporation on September 13, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2005	EXCELLIGENCE LEARNING CORPORATION

	By:	/s/ Ronald Elliot
	Name:	Ronald Elliot
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Excelligence Learning Corporation on September 13, 2005.